UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNIVERSAL HEALTH SERVICES, INC.

April 8, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on Wednesday, May 20, 2009, at 10:00 a.m., for the following purposes:

(1)	the election of three directors by the holders of Class A and Class C Common Stock; and

(2)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your Proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your comments and discussion relating to the Company.

I look forward to seeing you at the meeting.

Sincerely,

Alan B. Miller

Chairman, President and

Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009

Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) will be held on Wednesday, May 20, 2009 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(i)	the election of three directors by the holders of Class A and Class C Common Stock; and

(ii)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on March 31, 2009.

You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED PRINTED PROXY MATERIALS AND WISH TO VOTE BY MAIL, MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 20, 2009:

The Proxy Statement and Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 8, 2009

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:	This Proxy Statement and enclosed forms of Proxy (first mailed to the holders of Class A and Class C Common Stock, and to the holders of Class B and Class D Common Stock who requested to receive printed Proxy Materials, on or about April 8, 2009) are furnished in connection with the solicitation by our Board of Directors of Proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our other stockholders beginning on or about April 8, 2009. The Annual Meeting will be held on Wednesday, May 20, 2009 at 10:00 a.m., at our offices located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. It is important to note that holders of Class B and D Common Stock are not being asked to vote on any currently contemplated proposals at the Annual Meeting, but we are requesting that you submit your vote to grant discretionary authority with respect to such other matters as may properly come before the Annual Meeting.

2.	Q: What is the purpose of the Annual Meeting?

A:	The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect three Class I directors, to serve for a term of three years until the annual election of directors in 2012 and the election and qualification of their successors; and (2) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: Are these materials available on the internet?

A:	Yes. In accordance with the “notice and access” rule adopted by the U.S. Securities and Exchange Commission, or SEC, we are making available the Proxy Materials to all of our stockholders on the internet. Please visit http://bnymellon.mobular.net/bnymellon/uhs.

4.	Q: Why did holders of Class B and Class D Common Stock receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?

A:	In accordance with rules adopted by the SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most holders of Class B and Class D Common Stock will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to most holders of Class B and Class D Common Stock, will instruct you as to how you may access and review all of the Proxy Materials on the internet. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

5.	Q: How do I get electronic access to the Proxy Materials?

A:	The Notice will provide you with instructions regarding how to view our Proxy Materials for the Annual Meeting on the internet.

6.	Q: Who may attend the Annual Meeting?

A:	Stockholders of record as of the close of business on March 31, 2009, or their duly appointed Proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

7.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record as of the close of business on March 31, 2009 are entitled to vote at the Annual Meeting. On that date, 3,328,404 shares of Class A Common Stock, par value $.01 per share, 335,800 shares of Class C Common Stock, par value $.01 per share, 45,396,456 shares of Class B Common Stock, par value $.01 per share, and 21,541 shares of Class D Common Stock, par value $.01 per share, were outstanding. It is important to note that holders of Class B and D Common Stock are not being asked to vote on any currently contemplated proposals at the Annual Meeting, but we are requesting that you submit your vote to grant discretionary authority with respect to such other matters as may properly come before the Annual Meeting.

8.	Q: Who is soliciting my vote?

A:	The principal solicitation of Proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefore, may solicit Proxies by telephone or other personal contact. We will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

9.	Q: What items of business will be voted on at the Annual Meeting?

A:	The holders of Class A and C Common Stock will elect three Class I directors, to serve for a term of three years until the annual election of directors in 2012. Other than the election of Class I directors, we know of no other business to be presented for action. Holders of Class B and D Common Stock are not being asked to vote on any proposals at the Annual Meeting, but we are requesting that you submit your vote to grant discretionary authority with respect to such other matters as may properly come before the Annual Meeting.

10.	Q: How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that holders of Class A and Class C Common Stock vote shares “FOR” the election of each of the nominees to the Board of Directors.

11.	Q: How will voting on any other business be conducted?

A:	Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, your signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

12.	Q: What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with BNY Mellon Shareowner Services, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

13.	Q: How do I vote my shares if I am a stockholder of record?

A:	A separate form of Proxy applies to our Class A and Class C Common Stock and a separate form of Proxy applies to our Class B and Class D Common Stock. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed Proxy Materials, your enclosed Proxy card. If you received printed Proxy Materials, enclosed is a Proxy card for the shares of stock held by you on the record date. If you received printed Proxy Materials, you may vote by signing and dating each Proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for directors. You may also vote by telephone or internet.

14.	Q: If I am a holder of Class B or Class D Common Stock, should I return my Proxy?

A:	Yes. Even though holders of Class B and Class D Common Stock are not being asked to vote on any currently contemplated proposals at the Annual Meeting, as for any business that may properly come before the Annual Meeting, the signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto. Other than the election of Class I directors, we know of no other business to be presented for action.

15.	Q: How do I vote by telephone or electronically?

A:	Instead of submitting your vote by mail on the enclosed Proxy card (if you received printed Proxy Materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed Proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

16.	Q: How do I vote my shares if they are held in street name?

A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

17.	Q: Can I change or revoke my vote?

A:	Yes. Any Proxy executed and returned to us is revocable by delivering a later signed and dated Proxy or other written notice to our Secretary at any time prior to its exercise. Your Proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

18.	Q: What is the vote required to approve each proposal?

A:	The three director nominees receiving the highest number of affirmative votes of the shares of Class A and Class C Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as the Class I directors.

19.	Q: What constitutes a “quorum”?

A:	The holders of a majority of the common stock votes issued and outstanding and entitled to vote, either in person or represented by Proxy, constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

20.	Q: What are our voting rights with respect to the election of directors?

A:	Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share.

Each holder of Class A Common Stock may cumulate his or her votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he or she may distribute his or her votes on the same principle among as many candidates as he or she shall see fit. For a holder of Class A Common Stock to exercise his or her cumulative voting rights, the stockholder must give notice at the meeting of such intention to cumulate votes.

As of March 31, 2009, the shares of Class A and Class C Common Stock constituted 7.5% of the aggregate outstanding shares of our Common Stock, had the right to elect six members of the Board of Directors and constituted 87.1% of our general voting power; and as of that date the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options) constituted 92.5% of the outstanding shares of our Common Stock, had the right to elect one member of the Board of Directors and constituted 12.9% of our general voting power.

21.	Q: What are our voting rights with respect to matters other than the election of directors?

A:	As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law. Other than the election of directors, we know of no other business to be presented for action at the Annual Meeting.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C Common Stock, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

22.	Q: What if I abstain from voting or withhold my vote?

A:	Stockholders entitled to vote for the election of directors can abstain from voting or withhold the authority to vote for any nominee. If you attend the meeting or send in your signed Proxy with instructions to withhold authority to vote for one or more nominees, you will be counted for the purposes of determining whether a quorum exists. Abstentions and instructions on the accompanying Proxy card to withhold authority to vote will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

23.	Q: Will my shares be voted if I do not sign and return my Proxy card or vote by telephone or internet?

A:	If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposal relating to the election of directors is deemed to be a routine matter with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

24.	Q: What is a “broker non-vote”?

A:	“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our Proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on nonroutine matters. Since the election of directors is a routine matter, a broker may turn in a Proxy card voting shares at its discretion and without receiving instructions from you.

25.	Q: What is the effect of a broker non-vote?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum and will result in the respective nominees for director receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

26.	Q: Who will count the votes?

A:	The Secretary will count the Class A and Class C votes, and the Class B and Class D votes (if necessary), and serve as inspector of elections.

27.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2010 Annual Meeting?

A:	Any proposal that you wish to present for consideration at the 2010 Annual Meeting must be received by us no later than December 19, 2009. This date provides sufficient time for inclusion of the proposal in the 2010 Proxy Materials.

28.	Q: Can I receive more than one set of Annual Meeting materials?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406, telephone (610) 768-3300. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Stockholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

29.	Q: How can I obtain additional information about the Company?

A:	Copies of our annual, quarterly and current reports we file with the Securities and Exchange Commission, or SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhsinc.com. Copies of these reports will be sent without charge to any shareholder requesting it in writing to our Secretary at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2009, the number of shares of our equity securities and the percentage of each class beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of our general voting power currently held, by (i) all stockholders known by us to own more than 5% of any class of our equity securities, (ii) all of our directors and nominees who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are currently pledged as security by any of our directors or executive officers.

	Title of Class								Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)
Leatrice Ducat National Disease Research Interchange 401 N. Michigan Avenue Suite 1200 Chicago, IL 60611			7,000	(5)(14)					(5)

John H. Herrell 1021 10th Street, S.W. Rochester, MN 55902			14,750	(5)(14)					(5)

Robert H. Hotz Houlihan Lokey Howard & Zukin 245 Park Avenue, 20th Floor New York, NY 10167			49,716	(5)(14)					(5)

Alan B. Miller	2,827,103	(6)(17)	3,927,513	(4)(14) (16) (18)(19)	330,844				84.7%
	(84.9%)		(8.1%)		(98.5%)

Marc D. Miller	460,197	(7)(17)	864,115	(14)(15) (16)(18)(19)					1.4%
	(13.8%)		(1.8%)

Anthony Pantaleoni Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, NY 10103	8,904	(5)(17)	31,704	(4)(5) (8)(14)(20)	1,096	(5)	560	(5)	(5)

	Title of Class					Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)	Class B Common Stock(2)		Class C Common Stock(2)	Class D Common Stock(2)
Rick Santorum Mpower Media, LLC 1800 Robert Fulton Drive Suite 200 Reston, VA 20191		2,661	(5)(14)			(5)

Debra K. Osteen		78,640	(5)(14)(16)			(5)

Steve G. Filton		160,156	(5)(14)(16)			(5)

Michael Marquez		38,402	(5)(14)(16)			(5)

Wellington Management Company, LLP 75 State Street Boston, MA 02109		3,944,317 (8.7%)	(9)			(5)

Private Capital Management, L.P. 3003 Tamiami Trail North Naples, FL 33940		1,323,020 (2.9%)	(10)			(5)

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163		3,408,509 (7.5%)	(11)			(5)

FMR Corp. 82 Devonshire Street Boston, MA 02109		4,342,891 (9.6%)	(12)			(5)

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105		1,983,606 (4.4%)	(13)			(5)

All directors & executive officers as a group (10 persons)	3,296,204 (99.0%)	4,964,657 (10.9%)		331,940 (98.9%)	560 (2.6%)	86.4%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2)	Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

(3)

As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of

Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

(4)	Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

(5)	Less than 1% of the class of stock or general voting power.

(6)	Includes 200,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.

(7)	Includes 15,750 shares of Class A Common Stock which are held by three trusts (the “2002 Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is a named executive officer, director and the son of Alan B. Miller) and Mr. Pantaleoni are trustees; and 444,447 shares held by the A. Miller Family, LLC, whose members are the 2002 Trusts. Marc D. Miller is the sole manager of the A. Miller Family, LLC and during his tenure as such, has voting and dispositive power with respect to the Class A Common Stock held by the A. Miller Family, LLC.

(8)	Includes 3,780 shares of Class B Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

(9)	These securities are held by Wellington Management Company, LLP, a registered investment adviser. Information is based on Amendment No. 4 to Schedule 13G dated February 17, 2009.

(10)	These securities are held by Private Capital Management, L.P. a registered investment adviser. Information is based on Amendment No. 8 to Schedule 13G dated February 13, 2009.

(11)	These securities are held by Wells Fargo & Company. Information is based on Amendment No. 1 to Schedule 13G dated January 30, 2009.

(12)	These securities are held by FMR Corp. Information is based on Amendment No. 7 to Schedule 13G dated February 12, 2009.

(13)	These securities are held by Barclay Global Investors, NA. Information is based on Schedule 13G dated February 6, 2009.

(14)	Includes 475,000 shares issuable pursuant to stock options to purchase Class B Common Stock held by our directors and executive officers and exercisable within 60 days of March 31, 2009 as follows: Leatrice Ducat (5,000); John H. Herrell (11,250); Robert H. Hotz (11,250); Alan B. Miller (263,750); Marc D. Miller (38,750); Anthony Pantaleoni (11,250); Rick Santorum (2,500); Debra K. Osteen (35,000); Steve G. Filton (61,250) and Michael Marquez (23,750).

(15)	Includes 148,012 shares held by MMA Family LLC (“MMA”) whose members are the 2002 Trusts and Mr. Alan Miller’s spouse. Marc D. Miller is the manager of MMA and has the sole dispositive power and has sole voting power with respect to these shares.

(16)	Includes restricted shares awarded during 2006, 2007 and 2008, net of vestings, pursuant to our Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, as follows: Alan B. Miller (56,332); Marc D. Miller (5,000); Debra K. Osteen (6,000); Steve G. Filton (6,000), and; Michael Marquez (5,000). These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the Plan.

(17)	Does not include (i) 15,750 shares of Class A Common Stock which are held by the 2002 Trusts of which Mr. Pantaleoni is a trustee, and; (ii) 444,447 shares of Class A Common Stock which are held by A. Miller Family, LLC whose members are the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in the shares.

(18)	Includes 150,000 shares held by the three 2008 Grantor Retained Annuity Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(19)	Includes 60,000 shares held by the three 2008(A) Grantor Retained Annuity Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(20)	Does not include the 148,012 shares held by MMA whose members include the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in these shares.

Equity Compensation Plan Information

The table below provides information, as of the end of December 31, 2008, concerning securities authorized for issuance under our equity compensation plans.

Plan Category (1.)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,058,163	$45.35	4,649,705	(2)

Total	4,058,163	$45.35	4,649,705

(1)	Shares of Class B Common Stock

(2)	Pursuant to our Chief Executive Officer’s employment agreement, our Chief Executive Officer is entitled to restricted stock grants valued at a minimum of $1.5 million, based upon the then current market price, during each of the years 2008, 2009 and 2010. Each restricted grant will be scheduled to vest ratably over four years. During 2008, our CEO was granted 31,095 restricted shares under this employment agreement, 7,774 of which became vested in January, 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at seven members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting and, in the case of this Annual Meeting, directors will be elected to fill the vacancies in the Class I directors. Under our Restated Certificate of Incorporation, holders of shares of our outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently one director, in Class II, and the holders of Class A and Class C Common Stock are entitled to elect the remaining six directors, three in Class I, two in Class II, and one in Class III.

The persons listed below include our Board of Directors and nominees. The terms of the three current Class I directors, Mr. John H. Herrell, Ms. Leatrice Ducat, and Mr. Marc D. Miller expire at the 2009 Annual Meeting. Mr. John Herrell, Ms. Leatrice Ducat, and Mr. Marc D. Miller have been nominated to be elected by the holders of Class A and Class C Common Stock. We have no reason to believe that any of the nominees will be unavailable for election; however, if any nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

John H. Herrell	I	A Common C Common	68	Former Chief Administrative Officer of Mayo Foundation from 1993 through 2002; Chief Financial Officer of Mayo Foundation from 1984 until 1993 and various other capacities since 1968.	1993

Leatrice Ducat	I	A Common C Common	76	President and Founder, National Disease Research Interchange since 1980; President and Founder, Human Biological Data Interchange since 1988; Founder, Juvenile Diabetes Foundation, National and International Organization.	1997

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since

Marc D. Miller	I	A Common C Common	38	Appointed to Senior Vice President and Co-Head of our Acute Care Division during 2007 and previously served as our Vice President since January 2005. Vice-President of Acute Care Division since August 2004; Assistant Vice President of Universal Health Services, Inc. and Group Director, of Acute Care Division, Eastern Region since June 2003; CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003; Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002; Assistant Administrator at The George Washington University Hospital from August 1999 to October 2000. Son of Alan B. Miller, our Chief Executive Officer, President and Chairman of the Board.	2006
DIRECTORS WHOSE TERMS EXPIRE IN 2010

Anthony Pantaleoni	II	A Common C Common	69	Of Counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. We utilized during the year ended December 31, 2008 and currently utilize the services of Fulbright & Jaworski L.L.P. as outside counsel.	1982

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since

Rick Santorum	II	A Common C Common	50	President of Mpower Media, LLC in Reston, Virginia. Senior fellow at the Ethics and Public Policy Center, Washington, D.C. Prior thereto, Mr. Santorum served as a United States Senator from Pennsylvania from 1995 to 2007 and a U.S. Representative from 1991 to 1995 representing the eighteenth congressional district in Pennsylvania. He served on the Senate Armed Services Committee; the Rules Committee; the Joint Economic Committee; the Senate Agricultural Committee; the Senate Banking, Housing and Urban Affairs Committee; the Special Committee on Aging; and the Senate Finance Committee. From 2001 to 2007, Mr. Santorum served as Chairman of the Senate Republican Conference, where he directed the communications operations of Senate Republicans and was the third-ranking member of the Republican leadership.	2007

Robert H. Hotz	II	B Common D Common	64	Senior Managing Director, Co-Head of Corporate Finance, Co-Chairman of Houlihan Lokey Howard & Zukin, Member of the Board of Directors and Operating Committee, Houlihan Lokey Howard & Zukin since June 2002; Member of the Board of Directors of Pep Boys–Manny, Moe & Jack; former Senior Vice Chairman, Investment Banking for the Americas, UBS Warburg, LLC, New York, NY.	1991

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR WHOSE TERM EXPIRES IN 2011

Alan B. Miller	III	A Common C Common	71	Our Chairman of the Board, President and Chief Executive Officer since 1978. Prior thereto, President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Trustee of Universal Health Realty Income Trust. Director of Penn Mutual Life Insurance Company and Broadlane, Inc. Father of Marc D. Miller, a Director and a Senior Vice President.	1978

See the “Section 16(a) Beneficial Reporting Compliance” and “Corporate Governance” sections herein for additional information about our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.

Based upon a review of the copies of such reports furnished to us during fiscal year 2008 and written representations from our executive officers and directors, we believe that during the 2008 fiscal year, the officers, directors and holders of more than 10% of our Class A and Class B Common Stock complied with all Section 16(a) filing requirements, with the following exception:

Rick Santorum was awarded 10,000 stock options on May 16, 2007 pursuant to our 2005 Stock Incentive Plan. Mr. Santorum exercised 2,500 stock options on May 27, 2008. This transaction was subsequently reported on a Form 4 filed by Mr. Santorum on January 16, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

In designing our compensation programs for our named executive officers, we follow our belief that compensation should reflect the value created for stockholders while supporting our strategic business goals. In doing so, our compensation programs reflect the following objectives:

•	Compensation should encourage increased stockholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives;

•	Compensation programs should reflect and promote our core values set forth in our mission statement, which includes commitment to excellence, high ethical standards; teamwork and innovation;

•	Compensation should reward individuals for outstanding performance and contributions toward business goals, and;

•	Compensation programs should enable us to attract, retain and motivate highly qualified professionals.

These objectives govern the decisions that the Compensation Committee of the Board of Directors (the “Compensation Committee”) and management of the Company make with respect to the amount and type of compensation payable to our named executive officers. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect our performance. Our compensation programs are designed to reward our employees for outstanding performance and contributions that increase our stock price thereby increasing stockholder value. Both short-term and long-term incentive compensation are based on our performance and the value received by stockholders. As our performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The majority of our compensation programs are reviewed annually to ensure that these objectives continue to be met.

Compensation Setting Process

The Compensation Committee has traditionally relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan Miller, who reviews and advises the Compensation Committee with respect to our compensation programs, including the compensation arrangements with our named executive officers. The Compensation Committee believes that Mr. Alan Miller, due to his role within the Company, his years of healthcare experience and other factors, as mentioned below, provides a valuable resource to the Compensation Committee. Mr. Alan Miller regularly attends Compensation Committee meetings by invitation, however, he does not have the right to vote on matters addressed by the Compensation Committee and he does not participate in the discussions with respect to his own compensation. Mr. Alan Miller conducts formal performance evaluations on an annual basis with the named executives who have direct reporting responsibility to him.

Unlike our other named executive officers, Mr. Alan Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. As discussed below, during 2007, the Compensation Committee engaged Towers Perrin to assess Mr. Alan Miller’s total compensation as compared to the total compensation levels (salary, bonus and long term incentives) of other chief executive officers from a selected peer group and from Towers Perrin’s 2007 Executive Compensation Database. Please also refer to the discussion of Mr. Alan Miller’s employment agreement in the Chief Executive Officer Employment Agreement section of this Proxy Statement. In addition, the compensation setting process for Mr. Alan Miller varies from that of our other named executive officers because it is determined by the Compensation Committee without Mr. Alan Miller’s input or participation. The Compensation Committee, in determining Mr. Alan Miller’s compensation, takes into account his position as Chief Executive Officer and President, his role as a founder of our company in 1978, his years of dedicated service and his expertise in the hospital management industry. The Compensation Committee also considers Mr. Alan Miller’s responsibilities in overseeing all of our Company’s businesses, its operations, development and overall strategy and his role as the public face of our company, which shapes our corporate image and identity. These factors differentiate Mr. Alan Miller from the other named executive officers. In light of these factors, the Compensation Committee believes that Mr. Alan Miller’s compensation is appropriate and adequately reflects our compensation objectives that are discussed in this Proxy Statement.

The targeted amount and mix of compensation levels, as well as the individual pay components for each of our named executive officers, are evaluated on an annual basis. When setting the current year’s compensation, the prior year performance of the named executive is considered as is our operating performance relative to our competitors. For the named executives other than Mr. Alan Miller, compensation data from competitor proxy statements is compiled by our human resources personnel to compare the compensation levels of our named executive officers against those of comparable positions in other comparable companies. This data is discussed in greater detail below in connection with the base salaries, bonuses and equity grants for our named executive officers.

The Compensation Committee approved the base salaries, bonuses and long-term compensation awards to each of the named executive officers in 2008 and believes that the forms and amounts of compensation during 2008 adequately reflect our compensation goals and policies.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our chief executive officer, our chief financial officer and the next three most highly compensated officers, which we refer to herein as the named executive officers. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to us and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible.

The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The portion of Mr. Alan Miller’s 2008 base salary exceeding $1 million will not be deductible by virtue of Section 162(m) of the Code, nor will the special bonus, payable in five, $1 million annual installments (paid in each of 2006, 2007 and 2008 thus far), awarded to Mr. Alan Miller during 2006 whereby we agreed to fund a portion of Mr. Alan Miller’s contribution to The College of William and Mary (see Executive Compensation-Summary Compensation Table, included in this Proxy Statement).

Elements of Compensation

Our executive compensation is based on six primary components, each of which is intended to serve the overall compensation objectives. These components include:

•	annual base salary;

•	annual bonuses;

•	long-term incentive awards;

•	deferred compensation;

•	retirement benefits; and

•	fringe benefits, including perquisites.

Annual Base Salary

Our annual base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, the performance of each individual executive and general economic conditions.

The base salary for each of our named executive officers is paid in cash and is intended to reward the performance and efforts of each named executive officer during the fiscal year relative to his or her position with us. In establishing the base salary for our named executive officers, various criteria is reviewed including the following:

•	the executive officer’s achievements, performance in his or her position with us, taking into account the tenure of service, the complexity of the position and current job responsibilities;

•	Mr. Alan Miller’s recommendations as to the proposed base salary, other than his own;

•	our financial performance, and;

•	relative salaries of our comparable companies.

As mentioned above, Towers Perrin was engaged during 2007 to assess Mr. Alan Miller’s total compensation as compared to the total compensation levels (salary, bonus and long term incentives) of other chief executive officers from a selected peer group. In connection with this analysis, the following companies were used in the selected peer group:

•	Community Health Systems Inc.

•	HCA Inc.

•	Health Management Associates, Inc.

•	LifePoint Hospitals, Inc.

•	Psychiatric Solutions, Inc.

•	Tenet Healthcare Corporation

•	Triad Hospitals Inc. (subsequently acquired by Community Health Systems, Inc.)

We believe the companies are comparable peer companies based upon the median revenues of this peer group which were approximately $4.4 billion dollars which was comparable to our 2007 revenues. Towers Perrin also analyzed published survey compensation data for chief executive officers from their 2007 Executive Compensation Database. This information provided an additional reference point for the analysis.

During the period analyzed (2006 fiscal year), the base salary for Mr. Alan Miller was between the peer group 50th and 75th percentiles. Relative to similar sized companies in the broader general industry, Mr. Alan Miller had a base salary at the market 75th percentile.

For our other named executive officers (excluding Mr. Alan Miller), during 2008, an internal review was conducted by our human resources personnel utilizing the latest reports available at that time, as filed with the Securities and Exchange Commission by nine companies that we believe are comparable to us. The companies are as follows:

•	Community Health Systems Inc.

•	HCA Inc.

•	Health Management Associates, Inc.

•	Kindred Healthcare, Inc.

•	LifePoint Hospitals, Inc.

•	MedCath Corporation

•	Psychiatric Solutions, Inc.

•	Tenet Healthcare Corporation

•	Vanguard Health Systems, Inc.

During 2008, we targeted the median (fiftieth percentile) of actual base salary paid by the comparable companies (listed above) as our base market rate for the base salaries paid to each of our named executive officers, with the exception of Mr. Alan Miller. We generally consider the competitive range for base salary to be within 15% of the base salary market rate. However, actual base salaries are not determined solely by the base salary market rate. We also take into account an individual’s expertise, tenure in the position, responsibilities and achievements. In 2008, the actual base salary rates for Messrs. Filton, Marquez, and Marc Miller were within 6%, 13% and 3%, respectively, of the base salary market rate and Ms. Osteen’s salary was within 1% of the median base salary market rate.

Annual Bonuses

Bonuses are typically awarded annually under the Universal Health Services, Inc. 2005 Executive Incentive Plan (the “Executive Incentive Plan”), which was adopted by our stockholders at our 2005 Annual Meeting. The Executive Incentive Plan is intended to support our efforts to attract, retain and motivate highly qualified senior management and other executive officers through the payment of performance-based incentive compensation. Annual incentive compensation may be awarded under the Executive Incentive Plan to our named executive officers and others as selected by the Compensation Committee for any calendar year. The Compensation Committee believes that the payment of bonuses to our named executive officers under the Executive Incentive Plan is consistent with the objectives for our compensation programs by rewarding such officers for the achievement of specified business goals and performance objectives and, ultimately, may increase the value of our stock.

The amount of an employee’s incentive award for a calendar year is based upon the employee’s target bonus amount and the extent to which the performance goal(s) applicable to the employee are achieved. For each calendar year, an employee’s target bonus amount will be equal to a fixed percentage of the employee’s base salary earned during the year.

The Compensation Committee establishes performance goals for the named executive officers using such business criteria and other measures of performance discussed herein; provided that, in the case of incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will establish objective performance goals based upon one or more of the following business criteria:

•

attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

•	attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits;

•	attainment of certain target levels of, or a specified increase in, operational cash flow;

•

attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the committee;

•	attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations;

•	attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital;

•	attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity;

•	attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula, and/or;

•	attainment of certain target levels in the fair market value of our Class B Common Stock or growth in the value of an investment in the Class B Common Stock assuming the reinvestment of dividends.

In the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except as otherwise permitted under Section 162(m) of the Code, the applicable target bonus amount, performance goals and performance factors with respect to any calendar year will be established in writing by the Compensation Committee no later than 90 days after the commencement of that year. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Compensation Committee will determine the amount, if any, of the incentive compensation payable to each participant for that calendar year and will certify in writing prior to payment that the performance goals for the year were in fact satisfied. The maximum incentive award which any participant may earn under the Executive Incentive Plan for any calendar year shall not exceed $5 million. The Executive Incentive Plan provides the Compensation Committee with the discretion to establish higher or lower performance factors for levels of performance that are more or less than the target levels. Performance goals may be adjusted for changes in accounting methods, corporate transactions and other similar types of events, provided that, such adjustment is permitted under Section 162(m) of the Code.

From time to time, special bonuses may be granted to our named executive officers in order to reward outstanding performance or achievement of a business milestone. Special bonus awards support our overall compensation objectives by helping us retain and motivate highly qualified professionals and by providing rewards for outstanding performance. Because special bonus awards are made in recognition of outstanding performance, they do not affect decisions that we make regarding other elements of compensation.

2009 and 2008 Cash Bonus Formula and Performance Goals:    The Compensation Committee approved the specific bonus formula for the determination of annual incentive compensation for our executive officers pursuant to the Executive Incentive Plan with respect to the years ending December 31, 2009 and 2008. Under the formula approved by the Compensation Committee, each of the executive officers, with the exception of

Mr. Alan Miller, was assigned a percentage of such executive officer’s annual base salary as a target bonus. The target bonus awards indicated below for Mr. Alan Miller are stipulated in his employment agreement dated December 27, 2007.

For 2009 and 2008, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations (as defined below), and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the years ending December 31, 2009 and 2008.

For 2009 and 2008, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, the annual bonuses for our named executive officers are: (i) with respect to Messrs. Alan Miller and Filton, based entirely on the achievement of certain corporate performance criteria, or; (ii) with respect to Ms. Osteen and Messrs. Marquez and Marc Miller, based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of divisional specified income targets.

The 2008 EPS Target, which represented our projected consolidated earnings per share estimate for the year as publicly released by us during the first quarter of 2008, was $3.42 per diluted share. The 2008 Return on Capital Target was 5.7%. Pursuant to the terms of the Executive Incentive Plan and the formula approved by our Compensation Committee, for 2008, our named executive officers were eligible to receive the applicable portion of their bonuses (which were based on the corporate performance criteria) at various increments ranging from 0% of their bonus target award (based upon the achievement of an EPS Target of $3.12 or less and Return on Capital of 4.5% or less) up to 250% of their bonus target award (based upon the achievement of an EPS Target of $3.72 or greater and Return on Capital of 6.9% or greater). Although the bonus formula in fiscal year 2009 is unchanged from 2008’s bonus formula, the 2009 EPS Target and Return of Capital Targets have been increased.

In determining the corporate and divisional performance criteria, various factors are considered, including the projected revenue and earnings growth over the prior year. Since the value received by stockholders is measured, in large part, by an increase in stock price, which is in turn typically influenced by increases in revenues and earnings, our performance criteria are established at reasonably aggressive levels to encourage the attainment of our financial objectives which, if accomplished, may result in an increase to our stock price and increased value to stockholders. As mentioned above, the corporate performance criteria are established annually and the EPS Target component directly correlates to the annual earnings guidance which is typically publicly disclosed by us during the first quarter of each year. The divisional performance criteria, although not publicly disclosed, are also established annually and represent each division’s respective portion of the corporate performance criteria. We do not publicly disclose the divisional performance criteria since we believe doing so may result in confusion to investors since it will not be apparent how this information correlates to our consolidated financial statements. Although the divisional performance criteria represent each division’s respective portion of the corporate performance criteria, it excludes certain material components of the corporate performance criteria such as corporate overhead and related costs. The corporate overhead and related costs are included in the annual bonus computations for our named executives that are entirely or partially based on the achievement of the corporate performance criteria (which is based on our consolidated financial statements). However, since these costs are excluded from the divisional performance criteria, the divisional performance projections/results typically aggregate to substantially more than our consolidated projections/results. We do not believe the disclosure of the divisional performance criteria is critical to our investors’ understanding of our compensation policies and decisions since we do not believe investors can derive meaningful insight into our consolidated operating results from disclosure of this information. We believe that the disclosure provided above with respect to our corporate performance criteria, and from which the divisional performance criteria are derived, provides a meaningful understanding of our performance objectives to investors.

The following table shows each named executive officer’s target bonus as a percentage of his or her base salary for 2009 and 2008:

Name	Title	Target Award
		2009	2008
Alan B. Miller	Chief Executive Officer, President and Chairman of the Board	100%	100%
Steve G. Filton	Senior Vice President and Chief Financial Officer	50%	50%
Debra K. Osteen	Senior Vice President	50%	50%
Michael Marquez	Senior Vice President	50%	50%
Marc D. Miller	Senior Vice President	50%	50%

The actual bonuses awarded for 2008 (which were based upon corporate performance criteria) were based upon the achievement of 250% of the bonus target award, as determined by the Compensation Committee in March of 2009. During 2008, our adjusted earnings from continuing operations were $3.89 per diluted share and the Return on Capital was 7.0%. Although our 2008 reported earnings from continuing operations were $3.80 per diluted share, the incentive bonuses were computed using $3.89 per diluted share, which was consistent with the “adjusted income per diluted share from continuing operations” as publicly disclosed on the Schedule of Non-GAAP Supplemental Consolidated Income Information, included with the our earnings for the year ended December 31, 2008, as publicly released and filed on Form 8-K on February 26, 2009. The adjustments applied to our 2008 reported results are provided for in the definition of “continuing operations” as defined below. After consultation with Mr. Alan Miller, the Compensation Committee agreed to modest reductions to the annual incentive bonuses, from the target award percentages as stipulated above, for certain of our Senior Vice Presidents. The reductions were intended to provide for a relatively narrow range of annual incentive bonus amounts paid to each of our Senior Vice Presidents in recognition of the equality of each individual’s contributions to our 2008 financial results.

The performance goals related to the Executive Incentive Plan, as outlined above, are generally based upon the achievement of our business plan financial objectives. Performance goals are established at reasonably aggressive levels to encourage and motivate executive performance and attainment of our financial objectives. At the time the Compensation Committee approved the Executive Incentive Plan for fiscal years 2008 and 2009, we believed that the performance goals were attainable, but not certain. We achieved 100% or greater of the target award, based on the achievement of the corporate performance criteria, three times during the last five years (250%, 113% and 170% of target award achieved in 2008, 2007 and 2006, respectively).

For a further description of the cash bonuses paid to our named executive officer for 2008, 2007 and 2006, please refer to the Summary Compensation Table in this Proxy Statement.

Continuing operations means our income before taxes as reported in our audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year, write downs, reserves for significant litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, extraordinary, unusual or non-recurring items, effects of financing activities, restructuring expenses, non-operating items, acquisition expenses, gains/losses from divestitures and expenses and insurance recoveries that are the direct result of a major casualty or natural disaster. The Return on Capital Target is calculated by dividing our projected consolidated net income target for the year by the projected consolidated average net capital.

Pursuant to the above-mentioned compensation analysis conducted by Towers Perrin during 2007 for Mr. Alan Miller, his 2007 bonus target award (75% of base salary at that time) was below the peer group 50th percentile for 2007 (of 115% of base salary). Relative to the broader general industry, Mr. Alan Miller’s 2007 bonus target award is also below the 50th percentile levels. Based upon that data, the Compensation Committee increased Mr. Alan Miller’s annual bonus target award to 100% of his base salary (commencing in 2008), as provided for in his employment agreement discussed below in Chief Executive Officer Employment Agreement.

As part of our peer company compensation review for other executive officers as discussed above in Annual Base Salary, we also targeted the median (fiftieth percentile) of actual annual bonuses paid by competitor companies as reported in proxy data, for Messrs. Filton, Marquez, Marc Miller and Ms. Osteen. The “Annual Bonus Award-Market Median” reflects the bonus award median obtained from proxy data and the “Annual Bonus Award-UHS Actual” column reflects the actual bonuses earned by each individual, as a percentage of their 2008 base salary.

	Annual Bonus Award-Market Median	Annual Bonus Award-UHS Actual	UHS % of Market Median
Steve G. Filton	$408,446	$468,500	115%
Mike Marquez	$306,587	$468,500	153%
Marc D. Miller	$306,587	$453,523	148%
Debra K. Osteen	$306,587	$451,579	147%

The 2008 bonus awards to the four above-mentioned individuals exceeded the targeted median range since each of their respective incentive plan targets were exceeded (Mr. Filton’s based entirely on the achievement of certain corporate performance criteria and Ms. Osteen and Messrs. Marquez and Marc Miller based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of divisional specified income targets). The Compensation Committee believes that the cash bonuses paid to our named executive officers are appropriate to facilitate our ability to attract, retain, motivate and reward our named executive officers. For a further description of the cash bonuses paid to our named executive officers for 2008, 2007 and 2006, please refer to the Summary Compensation Table included in this Proxy Statement.

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of equity incentive compensation opportunities. Further, long-term incentive awards reward individuals for their performance and achievement of business goals. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with the satisfaction by the Company of pre-determined performance measures and/or an increase in the value of our common stock and which will provide our named executive officers with an incentive to remain in their positions with us.

Like base salaries, with respect to grants of long-term incentive awards, an individual’s performance is reviewed in light of his or her position, responsibilities and contribution to our financial performance. In addition, the Compensation Committee takes into account an individual’s potential contribution to our growth and productivity. There is no other predetermined formula, factors or specified list of criteria that is followed.

For a description of the long-term incentive awards granted to our named executive officers for 2008, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Stock options.    Our 2005 Stock Incentive Plan (the “Stock Incentive Plan”), as amended in 2008, provides for the issuance of options to purchase shares of our Class B Common Stock at an exercise price equal to the fair market value on the date of grant. The Stock Incentive Plan is intended to provide a flexible vehicle through which we may offer equity based compensation incentives to our named and executive officers and other eligible personnel in support of our compensation objectives.

Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Awards may be granted to our present or future employees, our affiliates and our directors and consultants who are not employees. To date, no SARs have been granted.

Typically, option awards are granted by the Compensation Committee on specific dates that are scheduled in advance, which generally coincide with regularly scheduled meetings of the Compensation Committee and the Board of Directors. There is no separate policy with respect to the timing of option awards to our named executive officers. Typically, option awards are granted to our named executive officers at the same time as option awards are granted to our other employees. In certain circumstances, such as new hires or promotions, option awards are granted on the date of authorization by the Compensation Committee.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee, has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan. The grant of stock options is based primarily on an employee’s level in the organization and their potential contribution to our growth and profitability.

Stock options have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. Generally, grants of stock options vest in equal amounts over four years and, unless otherwise determined by the Compensation Committee, employees must be employed by us for such options to vest. We do not have any plan to select option grant dates for our named executive officers in coordination with the release of material non-public information. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the Compensation Committee, the fair market value of a share of Class B Common Stock as of any given date is the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

In November 2008, we granted stock options to each of our named executive officers in addition to other eligible employees. The Compensation Committee believes that these grants of stock options are consistent with the objectives of our executive compensation program by providing an incentive for the creation of stockholder value. For a description of the long-term incentive awards granted to our named executive officers for 2008, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Pursuant to the above-mentioned compensation analysis conducted by Towers Perrin during 2007 for Mr. Alan Miller, the expected value of stock options awarded to Mr. Alan Miller was approximately 15% below the peer group 50th percentile. Relative to the broader general industry, Mr. Alan Miller’s expected stock option value was closer to the 50th percentile.

During 2008, in conjunction with a periodic review of our peer companies performed every two or three years, our human resource personnel conducted a review to compare certain features of our Stock Incentive Plan against the stock based compensation plans at nine companies that we believe are comparable to us (the nine companies are disclosed above in Elements of Compensation). At that time, we determined that awards under the Stock Incentive Plan were comparable in terms of eligibility, vesting schedule and frequency of option grants. However, the five-year term of our typical option awards was shorter than the term of the option awards made by some of our peer companies. Generally, these other companies had regular annual grants with a typical term of ten years. We also noted the continuing prevalence of restricted stock grants by the pool of comparable companies. In addition, a review of our outstanding stock options, relative to our peer companies (as measured by comparing the percentage of stock option expense, as calculated pursuant to SFAS No. 123, to the earnings of our peer companies against our comparable stock option expense percentage) indicated that, although our level of grants had improved, our grants remained below the peer group median. As a result of our review, no changes to the Stock Incentive Plan were deemed necessary.

This periodic review prompted Mr. Alan Miller, in November of 2008, to recommend that our Compensation Committee award stock options to our named executive officers and other eligible employees. The number of stock options awarded to each of our named executive officers during 2008 was identical to the awards granted to each individual during 2007. In determining the number of options to award to our named executive officers, the Compensation Committee considered Mr. Alan Miller’s recommendations and took into account individual performance in light of a named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her potential contribution to our growth and productivity. In addition, we reviewed historical internal practices for awards of options, which also helped to determine award amounts.

Restricted Stock Awards.    The Second Amended and Restated 2001 Employee’s Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which is administered by the Compensation Committee, provides for the sale of shares of our Class B Common Stock to eligible personnel for a purchase price equal to par value. Shares of our Class B Common Stock may be sold under the Restricted Stock Plan to any of our employees or consultants.

Vesting conditions on shares issued under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, or in addition, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the business criteria used in determining the bonuses for our named executive officers, as mentioned above. We have the right to repurchase the shares for the same purchase price (par value) if specified vesting conditions are not met.

Typically, a vesting condition based upon any of the above performance criteria will qualify for the exception to the Code’s Section 162(m) deduction limitation if it is imposed in writing by the Compensation Committee within 90 days of the beginning of the applicable performance period, and it is sufficiently objective to enable a third party having knowledge of the relevant facts to determine whether the condition is met. The Compensation Committee is solely responsible for determining whether a performance-based vesting condition is satisfied at the end of the applicable performance period.

The Compensation Committee believes restricted stock awards are effective in achieving our compensation objectives because employees realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. We do not have any plan to select restricted stock award grant dates for our named executive officers in coordination with the release of material non-public information.

In January, 2008, pursuant to the terms of Mr. Alan Miller’s employment agreement dated December 27, 2007, the Compensation Committee approved the issuance of 31,095 restricted shares of our Class B Common Stock to Mr. Miller (market value of $1.5 million on date of grant) which satisfied the 2008 minimum annual long-term incentive plan award as stipulated in the employment agreement. These shares, which were granted pursuant to the terms of the Restricted Stock Plan, are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. In addition, the restricted shares will fully vest: (i) upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Miller’s term as Chief Executive Officer and President ends due to nonrenewal of the initial or a renewal term. 7,774 of these shares became fully vested during January, 2009.

In early 2009, in connection with the annual long-term incentive plan award for Mr. Alan Miller as provided in Mr. Miller’s employment agreement (which provides for an annual minimum value of $1.5 million in restricted stock), the Compensation Committee engaged Towers Perrin to provide comparative data for CEO compensation at peer companies in the hospital industry as well as companies in certain other industries. After evaluation of that data and consideration of other factors such as the Company’s favorable 2008 results of operations and financial position as compared to peer companies and Mr. Alan Miller’s contributions towards having the Company relatively well-positioned for a difficult economic environment, in February, 2009, the Compensation Committee approved the issuance of 54,925 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $2.25 million on the date of grant). These restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. In addition, the restricted shares will fully vest: (i) upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Miller’s term as Chief Executive Officer and President ends due to nonrenewal of the initial or a renewal term.

Deferred Compensation.

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2009 is expected to be $105,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The mutual fund investment options include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees. Three of our named executive officers deferred a portion of their base salary and/or bonus paid during 2008 to the Deferred Compensation Plan. The Compensation Committee believes that, by offering an alternative savings alternative for our named executive officers, the Deferred Compensation Plan supports our objectives to attract, retain and motivate talented personnel.

For a further description of the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Table and the narrative discussion included in this Proxy Statement.

Retirement Benefits

Our retirement benefits consist of our Executive Retirement Income Plan and a 401(k) plan. These plans are designed in combination to provide an appropriate level of replacement income upon retirement. The Compensation Committee believes that these retirement benefits provide a balanced and competitive retirement program and support our objectives to attract, retain and motivate talented personnel.

Executive Retirement Income Plan.    In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to the applicable retirement age, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the employee unless the Board of Directors determines otherwise. For a further description of the Executive Retirement Income Plan, please refer to the Pension Benefits Table included in this Proxy Statement.

401(k) Plan.    We maintain a 401(k) plan for all employees, including our named executive officers, as an additional source of retirement income. Pursuant to the 401(k) plan, in 2008, we made matching contributions (subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) plan of approximately $19.8 million. Most of the named executive officers participated in the 401(k) plan in 2008. Accordingly, we made matching contributions equal to $6,900 to the 401(k) plan for each of the participating named executives.

Benefits

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision, life and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the hospital management industry.

Company Aircraft.    We purchased a partial ownership interest in a fixed wing aircraft which has been utilized for business purposes by members of our management team, including our named executive officers, and for personal use by Mr. Alan Miller, as stipulated in his employment agreement. When the aircraft is utilized for personal purposes by Mr. Alan Miller and/or his family members, the incremental costs incurred, including the regular hourly charges, variable fuel charges and associated fees and taxes, are directly reimbursed to us by Mr. Alan Miller and therefore no imputed amounts are included in the Summary Compensation Table.

Automobile.    Mr. Alan Miller utilizes his automobile for both business and personal purposes. As reimbursement for his business-related usage, we paid 70% of the original purchase price of the vehicle and Mr. Alan Miller paid the remainder. We also pay for other expenses related to the vehicle including maintenance and fuel costs, $1,837 in 2008 of which (the amount deemed to be related to his personal use) is included in the Summary Compensation Table in “All other compensation”.

Reimbursement of Relocation Expenses.    In the normal course of business, in an effort to satisfy our staffing needs with high-quality personnel and/or support the career development of an employee by enabling them to assume a position of broader scope and complexity, we may need to place an executive in a position in a geographic location which differs from that in which the individual resides. The relocation benefits for our executives are patterned on standard industry practices and are competitive in design. The provisions for relocation benefits are the same for several of the top layers of management and consistently administered. Included in the relocation benefits are reimbursements or direct payment to vendors for expenses that include items like a short duration house hunting trip, movement of household goods and personal items, short duration of interim living expenses and certain closing costs for the sale and purchase of a house. Relocation reimbursement that is taxable to the individual is typically grossed-up to cover the resulting incremental income tax expense. During 2008, we paid certain relocation expenses for Mr. Marquez as disclosed on the Summary Compensation Table contained in this Proxy Statement.

Other Perquisites.    From time to time, we make tickets to cultural and sporting events available to our employees, including our named executive officers, for business purposes. If not utilized for business purposes, the tickets are made available to our employees, including our named executive officers, for personal use. Also, we may agree to pay for certain relocation expenses incurred by our employees, including certain of our named executive officers, which may include a gross up for income taxes.

Split-Dollar Life Insurance Agreements.    In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16.0 million, in connection with second to die insurance policies issued on the lives of Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). This agreement and the related collateral assignment were assumed by and assigned to us in October 1998. As currently in force, this agreement requires us to make annual premium payments on the policies and gives us an economic interest in the policies. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. With the consent of Mr. Miller, we have not paid the annual premiums on these policies since 2002.

We entered into two additional split dollar life insurance agreements, with a combined face value of $30.5 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B.

Miller 2002 Trust (the “2002 Trust”) in January 2002. These agreements and the related collateral assignments were assumed by and assigned to us in January, 2002. As currently in force, these agreements require us to make annual premium payments on the policies and give us an economic interest in the policies. In January, 2002, we made premium payments pursuant to these agreements of $942,274, and the 2002 Trust reimbursed us the one-year term cost of the insurance protection to which the 2002 Trust is entitled under the insurance policies pursuant to these split dollar life insurance agreements. Such cost is determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance protection, which, subject to and until changed, shall be the lesser of the current published one-year term rates of the issuing insurance company pursuant to the guidelines set forth in Rev. Rule. 66-110 and Rev. Rule. 67-154 or the Table 2001 set forth in IRS Notice 2002-8. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. With the consent of Mr. Alan Miller, we have not paid the annual premiums on these two additional policies since 2002.

The Compensation Committee has determined to offer the above-described fringe benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by our peers. In determining the total compensation payable to our named executive officers, for a given fiscal year, the Compensation Committee considers such fringe benefits and perquisites. However, given the fact that such fringe benefits and perquisites, which are available to our named executive officers, represent a relatively insignificant portion of their total compensation, they do not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded. For a further description of the fringe benefits and perquisites received by our named executive officers during 2008, please refer to the narrative discussion included in this Proxy Statement.

Summary

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2008. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert H. Hotz

Leatrice Ducat

Rick Santorum

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Robert H. Hotz, Leatrice Ducat and Rick Santorum. John F. Williams, Jr., M.D., who was a member of the Compensation Committee, resigned from our Board of Directors effective as of February 28, 2009. All the members of the Compensation Committee are independent directors and no member has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers for services rendered to UHS and its subsidiaries during the past three fiscal years. We refer to these officers collectively as our named executive officers:

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards (1.) ($)	Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation (3.) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (4.) ($)	All other compen- sation (9.) ($)	Total ($)
Alan B. Miller, Chairman of the Board, President and Chief Executive Officer	2008	$1,350,052	$0		$1,981,456	$1,919,750	$3,375,130	$66,706	$259,968	$8,953,062
	2007	1,289,615	0		5,797,338	1,263,567	1,093,000	59,056	255,233	9,757,809
	2006	1,228,204	5,000,000	(5.)	5,764,621	570,471	1,566,000	65,340	289,254	14,483,890
Steve G. Filton, Senior Vice President, Chief Financial Officer and Secretary	2008	$417,516	$0		$77,130	$377,151	$468,500	$21,665	$9,712	$1,371,674
	2007	400,015	0		107,016	298,698	226,000	9,303	10,964	1,051,996
	2006	382,515	0		90,105	172,629	325,000	55,696	11,244	1,037,189
Debra K. Osteen, Senior Vice President	2008	$425,016	$0		$77,130	$382,029	$451,579	$30,951	$9,259	$1,375,964
	2007	400,015	0		101,448	314,058	357,000	37,157	10,250	1,219,928
	2006	375,015	70,000	(6.)	74,780	195,260	291,000	40,839	10,181	1,057,075
Michael Marquez, Senior Vice President	2008	$471,643	$0		$64,275	$259,151	$468,500	$82,898	$9,540	$1,356,007
	2007	442,940	85,000	(7.)	74,877	187,285	63,000	69,882	297,921	1,220,905
	2006	410,682	0		36,382	115,334	70,000	72,900	25,240	730,538
Marc D. Miller, Senior Vice President and Director	2008	$426,845	$0		$64,275	$259,151	$453,523	$60,101	$1,600	$1,265,495
	2007	399,574	77,000	(8.)	65,307	185,970	56,000	133,890	6,848	924,589
	2006	370,431	0		10,782	109,006	63,000	0	8,313	561,532

(1.)	Represents the compensation cost incurred by us in 2008, 2007 and 2006, as computed in accordance with SFAS No. 123R (“123R”) for awards made during 2002, 2005, 2006, 2007 and 2008 under the Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan (the “2001 Plan”). Dividends declared by the Company are paid with respect to outstanding shares of restricted stock. Please refer to the Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the assumptions used for the compensation costs recognized for these awards.

(2.)	Represents compensation cost incurred by us in 2008, 2007 and 2006, as computed in accordance with 123R , for awards made pursuant to our Amended and Restated 2005 Stock Incentive Plan and our Amended and Restated 1992 Stock Option Plan (which expired in July of 2005). Please refer to the Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the assumptions used for the compensation cost related to option awards.

(3.)

Reflects the dollar value of annual bonuses earned during each of the last three years pursuant to the terms of our Executive Incentive Plan as approved by our compensation committee on March 12, 2009 (for 2008), March 12, 2008 (for 2007) and March 15, 2007 (for 2006). As a percentage of each individual’s annual base salary, the bonus amounts earned were as follows: Alan B. Miller 250% in 2008,

85% in 2007 and 128% in 2006; Steve G. Filton 112% in 2008, 57% in 2007 and 85% in 2006; Debra K. Osteen 106% in 2008, 89% in 2007 and 78% in 2006; Michael Marquez 99% in 2008, 14% in 2007 and 17% in 2006, and; Marc D. Miller 112% in 2008, 14% in 2007 and 17% in 2006.

(4.)	These amounts represent the aggregate change in the present value that accrued for each named executive in 2008, 2007 and 2006 under the UHS Executive Retirement Plan. The amounts in this column do not reflect compensation deferrals pursuant to our Nonqualified Deferred Compensation Plan since there are no contributions or benefits provide by us in connection with the plan.

(5.)	Reflects a special bonus in the aggregate amount of $5,000,000, payable in five annual installments commencing in 2006. This special bonus was made in connection with Mr. Miller’s gift to The College of William and Mary and the announcement that The College of William and Mary will name its new business school building after Mr. Miller

(6.)	The $70,000 special cash bonus granted to Ms. Osteen in 2006 was a one-time bonus in recognition of her efforts in connection with the acquisition of KEYS Group Holdings, LLC. In determining the bonus amount, the size of the acquisition and the required effort were taken into consideration.

(7.)	The $85,000 special cash bonus paid to Mr. Marquez for 2007 was a one-time bonus in recognition of his increased responsibilities associated with the continued transition as co-head of our acute care division as well as his part in the effective implementation of operational enhancements.

(8.)	The $77,000 special cash bonus paid to Mr. Marc Miller for 2007 was a one-time bonus in recognition of his increased responsibilities associated with the continued transition as co-head of our acute care division as well as his part in the effective implementation of operational enhancements.

(9.)	Components of All Other Compensation are as follows:

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($) (1.)	Tax Reimbur- sements ($) (2.)	Insurance Premiums ($) (3.)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Unvested Stock	Total ($)
Alan B. Miller	2008	$47,426	$0	$172,105	$6,900	$33,537	$259,968
	2007	18,013	0	172,105	6,750	58,366	$255,234
	2006	17,108	0	172,105	6,600	93,441	289,254

Steve G. Filton	2008	$0	$0	$892	$6,900	$1,920	$9,712
	2007	0	0	892	6,750	3,322	10,964
	2006	0	0	892	6,600	3,752	11,244

Debra K. Osteen	2008	$0	$0	$439	$6,900	$1,920	$9,259
	2007	0	0	439	6,750	3,061	10,250
	2006	0	0	439	6,600	3,142	10,181

Michael Marquez	2008	$1,040	$0	$0	$6,900	$1,600	$9,540
	2007	248,278	40,795	0	6,750	2,098	297,921
	2006	17,079	0	0	6,600	1,561	25,240

Marc D. Miller	2008	$0	$0	$0	$0	$1,600	$1,600
	2007	5,200	0	0	0	1,648	6,848
	2006	7,800	0	0	0	513	8,313

(1.)	Amounts consist of the following during 2008: (i) Mr. Alan B. Miller: $25,000 for professional tax services, $9,875 for payment of country club dues, $3,979 for accounting services, $6,735 for maintenance on personal residence and $1,837 of fuel and maintenance charges incurred in connection with his automobile, and; (ii) Mr. Marquez: $1,040 of relocation expenses paid by us.

Amounts consist of the following during 2007: (i) Mr. Alan B. Miller: $13,473 for payment of country club dues, $1,567 for accounting services, $2,500 for maintenance on personal residence, $473 of fuel and maintenance charges incurred in connection with his automobile; (ii) Mr. Marquez: $238,345 of relocation expenses, $4,733 for country club dues and $5,200 automobile allowance, and; (iii) Mr. Marc D. Miller: $5,200 automobile allowance.

Amounts consist of the following during 2006: (i) Mr. Alan B. Miller: $11,074 for payment of country club dues, $2,734 for accounting services, $2,500 for maintenance on personal residence, $800 of fuel and maintenance charges incurred in connection with his automobile; (ii) Mr. Marquez: $9,279 for country club dues, $7,800 automobile allowance, and; (iii) Mr. Marc D. Miller: $7,800 automobile allowance.

(2.)	Amount represents reimbursement of income taxes incurred by Mr. Marquez during 2007 in connection with relocation expenses paid by us.

(3.)	Amounts for Mr. Filton and Ms. Osteen consist of premiums paid by us in connection with long-term disability insurance coverage for all years presented. For all years presented, amounts for Mr. Alan B. Miller consisted of $163,226 of interest charges calculated in connection with cumulative advances funded in connection with split-dollar life insurance agreements, as discussed in Split Dollar Life Insurance Agreements, included herein, and $8,879 of premiums paid by us in connection with long-term disability insurance coverage.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during fiscal year 2008 to our named executive officers.

Name	Approval /Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1.)			Estimated Future Payouts Under Equity Incentive Plan Awards (3.)			All Other Stock Awards: Number of Shares of Stock or Units (3.) (#)	All Other Option Awards: Number of Securities Underlying Options (4.) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (5.) ($)	Closing Price on Grant Date ($ / Sh)
		Threshold ($) (2.)	Target ($) (2.)	Maximum ($) (2.)	Threshold ($)	Target ($)	Maximum ($)
Alan B. Miller	3/12/2008	$121,505	$1,350,052	$3,375,130
	1/16/2008							31,095			$1,500,023	$48.24
	11/21/2008								295,000	$32.44	$1,788,792	$32.44

Steve G. Filton	3/12/2008	$18,788	$208,758	$521,895
	11/21/2008								35,000	$32.44	$212,230	$32.44

Debra K. Osteen	3/12/2008	$19,126	$212,508	$531,270
	11/21/2008								35,000	$32.44	$212,230	$32.44

Michael Marquez	3/12/2008	$21,224	$235,822	$589,554
	11/21/2008								35,000	$32.44	$212,230	$32.44

Marc D. Miller	3/12/2008	$19,208	$213,423	$533,556
	11/21/2008								35,000	$32.44	$212,230	$32.44

(1.)	Pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of certain performance criteria. See the discussion in the Compensation Discussion and Analysis relating to our Executive Incentive Plan.

(2.)	Estimates calculated based upon 2008 salaries.

(3.)	Restricted shares of Class B Common Stock issued under the Company’s Second Amended and Restated 2001 Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. The restriction on 7,774 of these shares lapsed on January 16, 2009. Shares issued under this plan are eligible for dividends.

(4.)	Stock option awards issued under our Amended and Restated 2005 Stock Incentive Plan.

(5.)	Represents the full grant date fair value for the stock awards and option awards, calculated in accordance with SFAS 123R as described in the Form 10-K for the year ended December 31, 2008.

Chief Executive Officer Employment Agreement

As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement. Mr. Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. On December 27, 2007, we entered into an employment agreement with Alan B. Miller which provides that Mr. Miller will continue to serve as Chief Executive Officer, President and Chairman of our Board of Directors through December 31, 2012, followed by annual one-year renewal periods unless either party elects otherwise. The new agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors for three years after the expiration of his term as chief executive officer and president, followed by a term of up to two years as non-executive chairman (in any case ending December 31, 2017).

Mr. Alan Miller participates in benefit plans and programs that are made available to other employees and he receives certain executive perquisites, including, but not limited to, split dollar life insurance benefits, payment of certain automobile costs, payment of country club dues, tax and accounting services, use of a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Alan Miller at market rates, and such other fringe benefits as the Compensation Committee of our Board of Directors may determine (as discussed in the Compensation Discussion and Analysis above).

Mr. Alan Miller’s salary as our Chief Executive Officer and President will be $1,350,000 for 2009 which is unchanged from his 2008 salary. Although Mr. Alan Miller’s employment agreement provides for annual salary increases in an amount at least equal to the percentage increase in the consumer price index over the previous year, Mr. Alan Miller has elected to forgo his 2009 salary increase at this time. Mr. Miller is also entitled to an annual bonus opportunity target equal to 100% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures.

In addition to the restricted stock and stock options granted to Mr. Alan Miller during 2007, 2008 and 2009, as discussed above in the Compensation Discussion and Analysis-Restricted Stock Awards and Stock Option, he is also eligible to receive awards under our long term incentive plan(s), including minimum awards of $1.5 million of restricted stock for 2010.

For a further description of the employment agreement, please refer to the Potential Payments Upon Termination or Change-in-Control section below. For a further description of the compensation setting process with respect to Mr. Miller, please refer to the Compensation Discussion and Analysis section above.

Chief Executive Officer Restricted Stock Grants in 2009, 2008, 2007 and 2006

In February 2009, based upon the Towers Perrin compensation review discussed in the Compensation Discussion and Analysis, the Compensation Committee approved the issuance of 54,925 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $2.25 million on the date of grant). These restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. In addition, the restricted shares will fully vest: (i) upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Miller’s term as Chief Executive Officer and President ends due to nonrenewal of the initial or a renewal term.

In January 2008, the Compensation Committee approved the issuance of 31,095 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the Restricted Stock Plan and Mr. Alan Miller’s employment agreement. Pursuant to Mr. Alan Miller’s employment agreement, these restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. Pursuant to the terms of the grant, 25%, or 7,774 shares of restricted stock vested on January 16, 2009. The remaining restricted shares will fully vest: (i) upon the termination of Mr. Alan Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Alan Miller’s term as Chief Executive Officer and President ends due to nonrenewal of the initial or a renewal term.

In November, 2007, based upon the Towers Perrin compensation review discussed in the Compensation Discussion and Analysis, the Compensation Committee approved the issuance of 30,681 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the Restricted Stock Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. Pursuant to the terms of the grant, 25%, or 7,670 shares of restricted stock vested on November 21, 2008.

Mr. Alan Miller’s restricted stock award in 2006 related to the termination of a loan program that occurred in the third quarter of 2002. Prior to the third quarter of 2002, we loaned employees funds (“Loan Program”) to pay the income tax liabilities incurred upon the exercise of their stock options. Advances pursuant to the Loan Program were secured by full recourse promissory notes that were forgiven after three years, if the borrower remained employed by us. If the forgiveness criteria were not met, the employee was required to repay the loan at the time of separation.

During the third quarter of 2002, following the termination of the Loan Program, the Compensation Committee approved the issuance of shares of restricted stock to various officers and employees pursuant to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan as a replacement incentive plan for the Loan Program. The number of shares and the value of the restricted stock issued to each employee, including a grant of 319,340 shares of restricted stock to Mr. Miller, were based on the estimated benefits lost by that employee as a result of the termination of the Loan Program. The Compensation Committee believed that it was appropriate to tie Mr. Miller’s grant to the achievement of company performance objectives as a way to provide an additional incentive. The 319,340 shares of restricted stock were subject to forfeiture in the event that we did not achieve a 14% cumulative increase in earnings during the two-year period ended December 31, 2004, compared to the year ended December 31, 2002.

We did not achieve the required earnings as of December 31, 2004. As a consequence, in March 2005, the Compensation Committee approved the repurchase, at the original purchase price of $.01 per share, of the

319,340 shares of restricted stock. The Compensation Committee noted that, in part, the required earnings threshold was not met due to increases in the number of uninsured patients that caused industry-wide challenges affecting us and other hospitals throughout the nation. Mr. Miller was granted an aggregate of 319,340 shares of restricted stock, subject to the satisfaction of certain performance criteria for 2005. 200,000 of the shares of restricted stock were subject to forfeiture in the event that we did not achieve specified earnings per share from continuing operations for 2005, and the remaining 119,340 shares of restricted stock were subject to forfeiture in the event that we did not achieve a specified return of capital for 2005.

We achieved the performance criteria with respect to the 119,340 shares of restricted stock and, pursuant to the terms of the grant, one-third of the shares of restricted stock vested in March of 2006, 2007 and 2008. We did not achieve the performance criteria with respect to the 200,000 shares of restricted stock. As a consequence, in March 2006, the Compensation Committee approved the repurchase, at the original purchase price of $.01 per share, of the 200,000 shares of restricted stock. At that time, to continue the incentives associated with the restricted stock grants and to provide Mr. Miller with a way to be made whole following the termination of the Loan Program, the Compensation Committee approved the issuance of 200,000 shares of restricted stock to Mr. Miller, which at that time, were subject to the Company’s attainment of a reported earnings per diluted share from continuing operations, as defined, of $2.60 or greater for 2006. In March 2007, the Compensation Committee certified that the reported earnings per diluted share from continuing operations threshold had been met ($2.80 per diluted share achieved in 2006) and, pursuant to the terms of the grant, 50% of the shares of restricted stock vested on March 15, 2007 and the remaining 50% vested on March 15, 2008.

The restricted stock awarded to Mr. Miller did not impact decisions regarding other elements of Mr. Miller’s compensation package.

Chief Executive Officer Special Bonus Award in 2006

In 2006, Mr. Alan Miller agreed to provide a portion of funding for the construction of a new business school building for The Mason School of Business at The College of William and Mary, his alma mater. In recognition of his leadership and support, The College of William and Mary announced in March 2006 that the new business school building will be named for Mr. Alan Miller. On July 25, 2006, the Board of Directors, in honor of Mr. Alan Miller, authorized us to contribute a portion of Mr. Alan Miller’s gift to The College of William and Mary as a special bonus in the aggregate amount of $5,000,000, payable in five annual installments commencing in 2006. This is the first time that we have granted such a bonus to Mr. Alan Miller and, given the special circumstances, it is not expected to affect decisions regarding the types of, and amounts paid under, the other elements of his compensation package. We decided to grant the special bonus at this time to coordinate with Mr. Alan Miller’s gift to The College of William and Mary. Mr. Alan Miller’s role as a founder of our company in 1978, his years of dedicated service, his expertise in the hospital management industry and his position as our Chief Executive Officer were taken into account in the decision to grant the bonus.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2008.

Name	Option Awards (1.)					Stock Awards (2.)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3.)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3.)
	Exercisable	Unexercisable
Alan B. Miller	67,500	22,500	0	$48.85	3/14/2010	64,106	$2,408,462	0	$0
	100,000	100,000	0	$58.52	9/10/2011	0	0	0	0
	73,750	221,250	0	$48.89	11/20/2012	0	0	0	0
	0	295,000	0	$32.44	11/20/2013	0	0	0	0

Steve G. Filton	26,250	8,750	0	$48.85	3/14/2010	6,000	$225,420	0	0
	17,500	17,500	0	$58.52	9/10/2011	0	0	0	0
	8,750	26,250	0	$48.89	11/20/2012	0	0	0	0
	0	35,000	0	$32.44	11/20/2013	0	0	0	0

Debra K. Osteen	0	8,750	0	$48.85	3/14/2010	6,000	$225,420	0	0
	17,500	17,500	0	$58.52	9/10/2011	0	0	0	0
	8,750	26,250	0	$48.89	11/20/2012	0	0	0	0
	0	35,000	0	$32.44	11/20/2013	0	0	0	0

Michael Marquez	0	5,000	0	$48.85	3/14/2010	5,000	$187,850	0	0
	10,000	10,000	0	$58.52	9/10/2011	0	0	0	0
	2,500	7,500	0	$51.19	8/1/2012	0	0	0	0
	6,250	18,750	0	$48.89	11/20/2012	0	0	0	0
	0	35,000	0	$32.44	11/20/2013	0	0	0	0

Marc D. Miller	15,000	5,000	0	$48.85	3/14/2010	5,000	$187,850	0	0
	10,000	10,000	0	$58.52	9/10/2011	0	0	0	0
	2,500	7,500	0	$51.19	8/1/2012	0	0	0	0
	6,250	18,750	0	$48.89	11/20/2012	0	0	0	0
	0	35,000	0	$32.44	11/20/2013	0	0	0	0

1.	Stock option awards. All of the stock options are scheduled to vest ratably on the first, second, third and fourth anniversary dates from the date of grant. The applicable grant dates for the options indicated above are set forth below:

•	On March 15, 2005, stock options were granted with an exercise price of $48.85.

•	On September 11, 2006, stock options were granted with an exercise price of $58.52.

•	On August 2, 2007, stock options were granted with an exercise price of $51.19.

•	On November 21, 2007, stock options were granted with an exercise price of $48.89.

•	On November 21, 2008, stock options were granted with an exercise price of $32.44.

2.	Restricted Stock Awards. The outstanding restricted stock awards vest as follows:

•

Alan B. Miller: 10,000 shares on November 15, 2010; 7,670 shares on November 21, 2009; 7,670 shares on November 21, 2010; 7,671 shares on November 21, 2011; 7,774 on January 16, 2009; 7,774 on January 16, 2010; 7,774 on January 16, 2011, and; 7,773 on January 16, 2012.

•	Steve G. Filton: 6,000 shares on November 15, 2010.

•	Debra K. Osteen: 6,000 shares on November 15, 2010.

•	Michael Marquez: 5,000 shares on November 15, 2010.

•	Marc D. Miller: 5,000 shares on November 15, 2010.

3.	Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 31, 2008 of $37.57 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1.)	Value Realized on Vesting ($)
Alan B. Miller	0	$0	147,450	$7,710,214
Steve G. Filton	0	$0	0	$0
Debra K. Osteen	3,000	$58,830	0	$0
	26,250	$363,300
Michael Marquez	10,000	$140,500	0	$0
Marc D. Miller	1,000	$13,730	0	$0

(1.)	39,780 shares, 100,000 shares and 7,670 share of restricted stock for Mr. Alan B. Miller vested on March 11, March 15 and November 21, 2008, respectively.

PENSION BENEFITS

The following table provides information about pension benefits pursuant to our Executive Retirement Plan for our named executive officers.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1.)	Payments During Last Fiscal Year ($)
Alan B. Miller	30	$1,601,360	0
Steve G. Filton	23	$495,209	0
Debra K. Osteen	24	$495,209	0
Michael Marquez	18	$438,739	0
Marc D. Miller	14	$193,991	0

(1.)	5% discount rate applied.

In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to the applicable retirement age, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the employee unless the Board of Directors determines otherwise.

For Mr. Alan Miller the aggregate benefit payable (for the 60 months in which the participant receives benefits) assuming retirement as of December 31, 2008 amounted to $1,849,370. As of December 31, 2008, the projected aggregate benefit payable for each of Steve G. Filton, Debra K. Osteen, Michael Marquez and Marc D. Miller, were $950,440, $860,290, $689,900 and $705,805, respectively, based upon the following assumptions: (i) each participant will retire at the age of 62, and; (ii) annual salary increases of 5% are provided until the age of 62 is attained.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information about our Deferred Compensation Plan for our named executive officers.

Name	Executive Contributions in Last Fiscal Year ($) (1.)	Registrant Contributions in Last Fiscal Year ($) (2.)	Aggregate Earnings in Last Fiscal Year ($) (2.)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Alan B. Miller	$25,000	$0	$(140,086)	$0	$789,281
Steve G. Filton	$0	$0	$0	$0	$0
Debra K. Osteen	$0	$0	$0	$0	$0
Michael Marquez	$74,000	$0	$(301,098)	$100,845	$674,331
Marc D. Miller	$15,500	$0	$(3,249)	$0	$12,251

(1.)	Amounts included in “salary” in the Summary Compensation Table.

(2.)	Amounts shown are not reported as compensation in the Summary Compensation Table.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2009 is expected to be $105,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases.

Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The mutual fund investment options include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

Our obligations under the Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at retirement at age 55 and 10 years of service, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single one lump sum or equal annual or less frequent installments over a period not to exceed ten years. An employee will receive a lump sum distribution as a result of termination of employment for other than retirement, death or disability. An employee may change his distribution elections by making new distribution elections at least 12 months prior to the date on which such payment was otherwise scheduled to be made and must be delayed until a date that is at least five years after the date the distribution was previously scheduled to begin.

Our obligations under the Deferred Compensation Plan in connection with an employee’s scheduled distribution are payable in a lump sum or installments of two to ten years, commencing on the date indicated by the employee. If the employee’s employment is terminated prior to the distribution of obligations in accordance with a scheduled distribution then the amounts credited to such accounts will be transferred to the employee’s retirement account and distributed in accordance with the employee’s distribution election for that account.

If an employee experiences a financial hardship that is the result of an “unforeseeable emergency,” as defined under the Deferred Compensation Plan, he or she may apply to the administrator of the Deferred Compensation Plan for an emergency withdrawal against his or her accounts. Such an emergency withdrawal may be allowed at the discretion of the administrator, in which case the employee’s account will be reduced accordingly.

For a description of the Executive Retirement Income Plan and potential payments thereunder, please refer to the Pension Benefits Table and the related narrative discussion included in this Proxy Statement.

Split-Dollar Life Insurance Agreements:

In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16.0 million, in connection with second to die insurance policies issued on the lives of Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). This agreement and the related collateral assignment were assumed by and assigned to us in October 1998. As currently in force, this agreement requires us to make annual premium payments on the policies and gives us an economic interest in the policies. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. With the consent of Mr. Alan Miller, we have not paid the annual premiums on these policies since 2002.

We entered into two additional split dollar life insurance agreements, with a combined face value of $30.5 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust (the “2002 Trust”) in January 2002. These agreements and the related collateral assignments were assumed by and assigned to us in January 2002. As currently in force, these agreements require us to make annual premium payments on the policies and give us an economic interest in the policies. In January, 2002, we made premium payments pursuant to these agreements of $942,274, and the 2002 Trust reimbursed us the one-year term cost of the insurance protection to which the 2002 Trust is entitled under the insurance policies pursuant to these split dollar life insurance agreements. Such cost is determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance protection, which, subject to and until changed, shall be the lesser of the current published one-year term rates of the issuing insurance company pursuant to the guidelines set forth in Rev. Rule. 66-110 and Rev. Rule. 67-154 or the Table 2001 set forth in IRS Notice 2002-8. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. With the consent of Mr. Alan Miller, we have not paid the annual premiums on these two additional policies since 2002.

Potential Payments Upon Termination or Change-in-Control

Mr. Alan Miller’s employment agreement provides that Mr. Alan Miller will continue to serve as Chief Executive Officer, President and Chairman of our Board of Directors through December 31, 2012, followed by annual one-year renewal periods unless either party elects otherwise. The agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors for three years after the expiration of his term as Chief Executive Officer and President, followed by a term of up to two years as non-executive Chairman (in any case ending December 31, 2017). The employment agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

During the term of Mr. Alan Miller’s service as Executive Chairman of our Board of Directors, Mr. Alan Miller will receive the same compensation, benefits and perquisites as he would have been entitled to receive if the term of his employment as Chief Executive Officer and President had continued, except: (i) his annual salary will not be subject to an annual cost of living adjustment, and; (ii) he will not be entitled to an annual bonus. If Mr. Alan Miller serves as non-Executive Chairman of our Board of Directors pursuant to his employment agreement, he will receive an annual cash retainer of at least $250,000, as well as such equity and other incentive award opportunities and other non-cash compensation as are provided to other non-management directors. In addition, during the period of his service as non-executive Chairman of the Board of Directors, Mr. Alan Miller will receive certain perquisites.

If the Board of Directors determines that Mr. Alan Miller shall not serve as executive Chairman for the full three-year or other term prescribed by the employment agreement, then Mr. Miller will receive a lump sum payment equal to the salary he would have received had he served as executive Chairman for the remainder of such term, as well as the perquisites and fringe benefits that would have been provided during such period.

In general, Mr. Alan Miller’s long-term incentive awards granted pursuant to his employment agreement will become fully vested upon termination of his employment other than by us for “cause” or voluntarily by Mr. Alan Miller before the end of the applicable term (under circumstances not involving a breach of the employment agreement by us).

If Mr. Alan Miller’s employment is terminated for “cause”, as defined in the employment agreement, he will be entitled to any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to the date of such discharge.

If Mr. Alan Miller’s employment as Chief Executive Officer and President is terminated due to his disability, Mr. Alan Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of Mr. Alan Miller’s base salary, payable in twelve equal monthly installments. If Mr. Alan Miller’s employment or service terminates due to his death, Mr. Alan Miller’s beneficiary shall receive a pro rata portion of the annual bonus which would otherwise have been payable to Mr. Alan Miller for the year of his death.

If Mr. Miller terminates his employment or other service under the employment agreement because of a material change in the duties of his office or any other breach by us of our obligations, or in the event of the termination of Mr. Alan Miller’s employment by us without cause or otherwise in breach of the employment agreement, Mr. Alan Miller will generally continue to receive all of the cash compensation, benefits and minimum long term incentive compensation set forth in the employment agreement as if his employment or service had not terminated, and the vesting of his LTIP awards will accelerate.

The following table provides quantitative disclosure of the estimated payments that would be made to Mr. Alan Miller under his employment agreement as of December 31, 2008, the last business day of our fiscal 2008, assuming that the employment agreement would have been in effect at that time:

	Cash Severance Payment ($)		Perquisites/ Benefits ($)		Continuation of Restricted Stock Awards ($)		Total Termination Benefits ($)
Alan B. Miller
Termination by Us for “Cause”	$3,375,130	(a.)	$0		$0		$3,375,130
Termination Due to Mr. Alan Miller’s Disability	$4,050,130	(b.)	$0		$0		$4,050,130
Termination Due to Mr. Alan Miller’s Death	$3,375,130	(a.)	$0		$0		$3,375,130
Termination by Mr. Alan Miller for “Breach by the Company”	$27,642,381	(c.)	$2,746,883	(d.)	$3,000,000	(e.)	$33,389,264

(a.)	Based upon actual 2008 non equity incentive plan bonus award.

(b.)	Based upon 100% of actual 2008 non equity incentive plan bonus award and 50% of Mr. Alan Miller’s 2009 base salary, payable in twelve equal monthly installments.

(c.)	Assumes (i) continuation of all cash compensation through 2017; (ii) annual base salary increase of 3.5% through 2014 and no salary increase from 2015 through 2017 pursuant to the terms or Mr. Alan Miller’s employment agreement, and; (iii) an annual bonus award equal to 100% of his base salary through 2017, which assumes the achievement of the bonus opportunity target set forth under Mr. Alan Miller’s employment agreement.

(d.)	Assumes (i) continuation of all entitled perquisites through 2017; (ii) continuation of insurance premiums in connection with long-term disability, our 401(k) match and charges in connection with split-dollar life insurance agreements through 2017, all of which were based upon the actual 2008 amounts. Please see the Summary Compensation and the All Other Compensation table included herein.

(e.)	Assumes continuation of annual minimum restricted stock awards of $1.5 million through 2010.

2008 DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our Non-Employee Directors for 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1.) (2.)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3.) ($)	All Other Compensation ($)	Total ($)
Leatrice Ducat	$60,500	$0	$65,449	$0	$0	$0	$125,949
John H. Herrell	$63,000	$0	$65,449	$0	$0	$0	$128,449
Robert H. Hotz	$73,500	$0	$65,449	$0	$(6,020)	$0	$132,929
Anthony Pantaleoni	$41,000	$0	$65,449	$0	$0	$0	$106,449
Rick Santorum	$43,000	$0	$34,958	$0	$0	$0	$77,958
John F. Williams, Jr., M.D. (4.)	$48,000	$0	$65,449	$0	$665	$0	$114,114

(1.)	Represents compensation cost incurred by us in 2008, as computed in accordance with SFAS No. 123R (“123R”), for awards made pursuant to our Amended and Restated 2005 Stock Incentive Plan and our Amended and Restated 1992

Stock Option Plan (which expired in July of 2005). As of December 31, 2008 the following stock options were outstanding for each director:

Leatrice Ducat	18,750
John H. Herrell	25,000
Robert H. Hotz	25,000
Anthony Pantaleoni	25,000
Rick Santorum	12,500
John F. Williams, Jr., M.D. (Resigned effective as of February 28, 2009)	25,000

(2.)	Please refer to the Management’s Discussion and Analysis included in our 2008 Annual Report on Form 10-K, for assumptions used for the expense recognized for these option awards.

(3.)	Consists of market value earnings on phantom shares as well as fixed rate earnings relating to the Universal Health Services, Inc., Deferred Compensation Plan for the UHS Board of Directors. Additionally, as of December 31, 2008, 395 shares of phantom stock were held on behalf of Robert H. Hotz and will be paid out in future years as elected by Mr. Hotz at the time of deferral.

(4.)	John F. Williams, Jr., M.D., resigned from our Board of Directors effective as of February 28, 2009.

Cash Compensation.    During 2008, all active non-employee directors received an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2008, John H. Herrell, Chairperson of the Audit Committee received an annual retainer of $10,000 for his services in that capacity and Leatrice Ducat and

Robert H. Hotz, members of the Audit Committee, received an annual retainer of $2,500 each. Also, during 2008, Robert Hotz, received $5,000 for his services as Chairperson of the Compensation Committee and an additional $5,000 for his services as Chairperson of the Nominating & Governance Committee. Each non-employee director also was paid a $1,000 meeting fee for participation in each committee meeting in excess of 30 minutes. Meeting fees paid during 2008 were as follows: Robert H. Hotz was paid $21,000, Leatrice Ducat was paid $18,000, John H. Herrell was paid $13,000, John F. Williams, Jr., M.D. was paid $8,000, Anthony Pantaleoni was paid $1,000 and Rick Santorum was paid $3,000.

During 2009, we anticipate that each active non-employee director will receive an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2009, John H. Herrell, Chairperson of the Audit Committee, will receive an annual retainer of $10,000 for his service in that capacity and Leatrice Ducat and Robert H. Hotz, members of the Audit Committee, will receive an annual retainer of $2,500 each. Also during 2009, Robert H. Hotz, Chairperson of the Compensation Committee and Chairperson of the Nominating & Governance Committee will receive annual retainers of $5,000 each for his services in the respective capacities. Each non-employee director will be paid a meeting fee of $1,000 for participation in each committee meeting in excess of 30 minutes. All retainers and meeting fees will be paid in cash.

Stock Option Awards.    On November 21, 2008, all non-employee directors received an option to purchase 5,000 shares of our Class B Common Stock at an exercise price of $32.44 per share. These options have a fair value of $6.06 per share. All options granted during 2008 were granted under our Amended and Restated 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date.

Deferred Compensation Plan for Non-Employee Directors.    The Deferred Compensation Plan, which has been terminated, was a nonqualified deferred compensation plan for the benefit of our non-employee directors, previously enabling them to defer payment of up to 100% of his or her total retainer and fees. Certain previously deferred amounts are scheduled to be paid out in future years as elected by our non-employee directors at the time of deferral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marc D. Miller, a member of our Board of Directors and a Senior Vice President of the Company, is the son of Alan B. Miller, our CEO. Marc D. Miller is a named executive officer and therefore the salary and other compensation arrangements between us and Marc D. Miller are disclosed and described throughout this Proxy Statement.

Anthony Pantaleoni, a member of our Board of Directors and a member of the Executive Committee is Of Counsel to Fulbright & Jaworski L.L.P., the law firm we use as our principal outside counsel. This law firm also provides personal legal services to our Chief Executive Officer. Mr. Pantaleoni is also the trustee of certain trusts for the benefit of the Chief Executive Officer and his family.

J2Studios provides certain website services for the Company. The co-owner of J2Studios, is the son-in-law of Alan B. Miller, our President, Chairman and Chief Executive Officer. Fees earned by J2Studios for such services during 2008 were approximately $102,000 on terms that we believe are comparable to those we would have paid to an unaffiliated third party for such services.

Pursuant to our Code of Business Conduct and Corporate Standards, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest which is a conflict of interest with, or which interferes or has the potential to interfere with, the interests of the Company or any of its subsidiaries or facilities. In addition, all employees, officers and directors of the Company and its subsidiaries are required to disclose to our compliance officer any financial interest or ownership interest or any other relationship that he or she (or a member of his or her immediate family) has with customers, vendors, or competitors of the Company or any of its subsidiaries or facilities. Matthew Klein is currently our compliance officer.

All employees, officers and directors of the Company and its subsidiaries are prohibited from entering into a related party transaction with the Company without the prior approval of our compliance officer. Any request for the Company to enter into a transaction with an employee, officer or director or any of such persons’ immediate family members must first be presented to our compliance officer for review, consideration and approval. In approving or rejecting the proposed agreement, our compliance officer will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Our compliance officer shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by our compliance officer.

Except as otherwise disclosed in this Proxy Statement, since the beginning of the Company’s last fiscal year, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any employee, executive officer or director, holder of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Please see “Corporate Governance—Director Independence” for additional information on the independence of our directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that four of its seven current members (Leatrice Ducat, John H. Herrell, Robert H. Hotz and Rick Santorum) are independent directors under the applicable rules and regulations of the SEC and the New York Stock Exchange listing standards. John F. Williams, Jr., M.D., who resigned from our Board of Directors effective as of February 28, 2009, was an independent director.

In determining independence, the Board of Directors affirmatively determines each year whether directors have any material relationship with us. When assessing the materiality of a director’s relationship with us, the

Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Directors has concluded that no material relationship exists between us and any of our independent directors, other than each such person’s position as one of our directors.

We are eligible to be treated as a controlled company under New York Stock Exchange Rule 303A due to the fact that the family of Alan B. Miller holds more than 95% of the shares of Class A and Class C Common Stock, which is entitled to elect 80% of the entire Board of Directors and constitutes more than 50% of our aggregate voting power. New York Stock Exchange Rule 303A states that a controlled company need not have a majority of independent directors on its board or have nominating/corporate governance and compensation committees composed entirely of independent directors. We have elected to avail ourselves of a limited aspect of the Rule 303A exemption, determining that the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for Board positions that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock of the Company. We currently intend to have a majority of independent directors on our Board of Directors and a majority of independent directors on our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Meetings of the Board of Directors

Regular meetings of the Board of Directors are generally held every other month, while special meetings are called when necessary. Before each Board of Directors or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2008, there were six Board of Directors meetings. All directors participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees of the Board of Directors on which they served. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors, with one exception, attended the 2008 Annual Meeting of Stockholders.

Our Corporate Governance Guidelines provide that the Board of Directors shall hold, in accordance with a schedule determined by the Nominating & Governance Committee of the Board of Directors, executive sessions where non-management directors (i.e., directors who are not our officers, but who do not otherwise have to qualify as “independent directors”) meet without management participation (except as otherwise specifically requested by the non-management directors). John H. Herrell is the presiding director who presides over the executive sessions of the non-management directors. Interested parties may communicate directly and confidentially with the presiding director or with the non-management directors of the Board of Directors as a group by writing to that person or group at Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406.

Stockholder Communications

Stockholders who wish to send communications to the Board of Directors or an individual director should address such communications to Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367

South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Directors

The Compensation Committee, the Audit Committee, the Nominating & Governance Committee, the Executive Committee and the Finance Committee are the standing committees of the Board of Directors. A current copy of the our Corporate Governance Guidelines, Code of Business Conduct and Corporate Standards, Code of Ethics for Senior Financial Officers, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on the our website at www.uhsinc.com. Copies of these documents also are available in print free of charge to any stockholder who requests them. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K relating to amendments to or waivers of any provision of our Code of Ethics for Senior Financial Officers by promptly posting the information on our website.

Compensation Committee.    The current members of the Compensation Committee are Robert H. Hotz, Leatrice Ducat and Rick Santorum. The Compensation Committee met four times and took action through unanimous written consent once during 2008. The Board of Directors has determined, in its business judgment, that each member of the Compensation Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange. John F. Williams, Jr., M.D., who resigned from our Board of Directors effective as of February 28, 2009, was an independent director and a member of the Compensation Committee.

The Compensation Committee reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance, determines and approves their compensation level, reviews and determines the form and amount of compensation of the non-management members of the Board of Directors, administers incentive-compensation plans and equity-based plans and approves compensation awards, among other duties and responsibilities.

The amount and mix of the compensation paid to our named executive officers and directors are evaluated on an annual basis. See the section titled “Compensation Setting Process,” in the Compensation Discussion & Analysis for an additional discussion.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time. The Compensation Committee also has the sole authority to retain and terminate compensation consultants to assist it in evaluating our compensation plans, particularly those pertaining to our directors, our Chief Executive Officer and our other executive officers, and to approve the fees and other terms relating to the provision of those services. As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement.

Audit Committee.    Members of the Audit Committee are Leatrice Ducat, John H. Herrell and Robert H. Hotz. No member serves on the audit committee of more than three public companies. The Audit Committee met fourteen times during 2008.

The Board of Directors has determined, in its business judgment, that each member of the Audit Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange and is financially literate and that John H. Herrell qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: the integrity of our financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of our internal audit function and independent auditors, the independent auditors’ qualifications and independence and our compliance with legal and regulatory requirements. This Committee has the authority, duties and responsibilities set forth in its Audit Committee Charter, as amended.

Nominating & Governance Committee.    The current members of the Nominating & Governance Committee are Leatrice Ducat, Robert H. Hotz and Rick Santorum. This Committee met once during 2008. The Board of Directors has determined, in its business judgment, that each member of the Nominating & Governance Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange. John F. Williams, Jr., M.D., who resigned from our Board of Directors effective as of February 28, 2009, was an independent director and a member of the Nominating & Governance Committee.

The Nominating & Governance Committee was established, with respect to those directors who are to be elected by the holders of Class B and Class D Common Stock of the Company in accordance with the our Restated Certificate of Incorporation, for the purpose of: (i) assisting the Board of Directors by identifying individuals who are qualified to become directors, consistent with the criteria approved by the Board of Directors; (ii) recommending to the Board of Directors Class B and D director nominees for the next annual meeting of stockholders at which a Class B and D director is to be elected; (iii) developing and recommending to the Board of Directors a set of corporate governance principals in the form of our corporate governance guidelines; (iv) leading and overseeing the Board of Directors in its annual review of the performance of the Board of Directors and our management, and; (v) recommending to the Board of Directors director nominees for each committee of the Board of Directors. The Nominating & Governance Committee provides such assistance in identifying and recommending Class A and Class C Common Stock director nominees as may be requested by the entire Board of Directors. The Nominating & Governance Committee adopted our Corporate Governance Guidelines.

In light of the concentration of over 95% of the voting power of our Class A and Class C Common Stock in a single individual and related entities, and in accordance with the “Controlled Companies” exemption set forth in Section 303A of the New York Stock Exchange Listed Company Manual, the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for directors that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C

Common Stock. The Nominating & Governance Committee shall, however, provide such assistance in identifying and recommending Class A and C Director nominees as may be requested by the entire Board of Directors.

The Nominating & Governance Committee will consider Class B and D director nominees recommended by stockholders. Under our Restated Certificate of Incorporation, the number of directors to be elected by the Class B and D Common stockholders is limited to 20% of the entire Board of Directors, or a maximum of two directors. Stockholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which stockholder proposals for presentation at the next Annual Meeting must be received. Recommended nominees will only be considered if there is a vacancy or if the Board of Directors decides to increase the number of directors.

The Nominating & Governance Committee identifies and evaluates committee-recommended Class B and D director nominees considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Directors and our governance. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a stockholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify Class B and D director candidates.

Executive Committee.    The Executive Committee has the responsibility, between meetings of the Board of Directors, to advise and aid our officers in all matters concerning the management of the business and, while the Board of Directors is not in session, has the power and authority of the Board of Directors to the fullest extent permitted under law. The Executive Committee met once in 2008. Members of the Committee are Alan B. Miller, Robert H. Hotz and Anthony Pantaleoni.

Finance Committee.    The Finance Committee is responsible for reviewing our overall long-term financial planning. The Finance Committee did not meet in 2008. Members of this Committee are Alan B. Miller, Robert H. Hotz, Anthony Pantaleoni and Marc D. Miller.

AUDIT COMMITTEE REPORT

The Board of Directors is committed to the accuracy and integrity of the Company’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s consolidated financial statements and internal controls;

•	changes in our accounting practices, principles, controls or methodologies, or in the Company’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Directors in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Directors has determined that each of the members of the audit committee is “independent” within the meaning of the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2008:

•	First, the Audit Committee discussed with our independent auditors the overall scope and plans for their audits.

•

Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

•

Third, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

•

Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

•

Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

The Audit Committee reviewed our consolidated financial statements with the Board of Directors and discussed them with PricewaterhouseCoopers LLP during the 2008 fiscal year, along with the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures, including the letter, required by Independence Standards Board Standard No. 1 and discussed with PricewaterhouseCoopers LLP its independence. Based on the discussions with PricewaterhouseCoopers LLP and management, the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2008 Annual Report on Form 10-K.

Audit Committee

John H. Herrell

Robert H. Hotz

Leatrice Ducat

RELATIONSHIP WITH INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP (“PwC”) served as our independent auditors during 2008 and 2007. Representatives from PwC will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

PwC’s audit report on our consolidated financial statements as of and for the years ended December 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except as follows: PwC’s report on the consolidated financial statements contained a separate paragraph stating that “As discussed in Note 6 to the consolidated financial statements, the Company changed the manner in which it accounts for uncertain tax positions in fiscal 2007.”

Set forth below are the fees paid or accrued for the services of PwC during 2008 and 2007:

	2008	2007
Audit fees to PwC	$1,767,500	$1,675,000
Audit-related fees to PwC	103,800	—
Audit fees to KPMG LLP (1)	91,911	304,700
Tax fees to PwC	301,228	145,027
All other fees	—	—

Total	$2,264,439	$2,124,727

(1)	On March 16, 2007, we informed KPMG LLP that it was being dismissed as our principal accountants, effective immediately for the year ended December 31, 2007. On March 16, 2007, we engaged PwC as our new principal accountants for the year ending December 31, 2007.

Audit fees consisted of professional services rendered to us or certain of our subsidiaries. Such audit services include audits of financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2008 and 2007 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with regulatory filings.

Fees to PwC for audit-related services in 2008 consisted primarily of agreed upon procedures for certain of our subsidiaries.

Fees for tax services in 2008 and 2007 consisted primarily of consultation on various tax matters related to us and our subsidiaries and preparation of federal and state income tax returns for certain of our subsidiaries.

There were no other fees in 2008 or 2007.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 8, 2009

PROXY

CLASS A

COMMON STOCK

CLASS C

COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of

Directors For The Annual Meeting Of

Stockholders To Be Held On May 20, 2009

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. (the “Company”) held of record by the undersigned on March 31, 2009 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 20, 2009, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 20, 2009. The Proxy Statement and Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK

☐

ACCOUNT NUMBER

CLASS A COMMON

CLASS C COMMON

The Board of Directors recommends a vote FOR the listed nominees.

I.    Nominees:

         01-Marc D. Miller                        ☐  For                        ☐  Withhold Authority

         02-Leatrice Ducat                        ☐  For                        ☐  Withhold Authority

         03-John H. Herrell                       ☐  For                        ☐  Withhold Authority

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

DATED:

SIGNATURE:

SIGNATURE:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF MARC D. MILLER, LEATRICE DUCAT AND JOHN H. HERRELL AS DIRECTORS.

PROXY	CLASS B
COMMON STOCK
CLASS D
COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of Directors For

The Annual Meeting Of Stockholders To Be Held On May 20, 2009

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on March 31, 2009 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 20, 2009, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Please call 1-800-814-5819 to obtain directions to the Annual Meeting to vote in person. Any and all proxies heretofore given are hereby revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

Annual Meeting of Universal Health Services, Inc. Stockholders Wednesday, May 20, 2009 10:00 a.m. Universal Corporate Center 367 South Gulph Road King of Prussia, PA.

Agenda

•   Holders of Class B and Class D Common Stock are NOT being asked to vote on any currently contemplated proposals at the Annual Meeting. Please return or submit the signed proxy card to grant discretionary authority with respect to such other matters as may properly come before the Annual Meeting.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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				Please mark	☒
your votes as
indicated in
this example
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

			Mark Here for Address	☐
Change or Comments
SEE REVERSE
Signature	Signature			Date
IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 20, 2009: The Proxy Statement and Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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